                             COLLINS GROUP TRUST III

                            ACCOUNT MANAGER AGREEMENT
                            -------------------------



          THIS ACCOUNT MANAGER AGREEMENT, dated as of December 31, 1992, is entered into by and between Budge Collins, Inc., a California corporation doing business as Collins Associates (the "Investment Manager"), and Low-Beer Advisory Services, Inc., a New York corporation (the "Account Manager").

          WHEREAS, Collins Group Trust III (the "Group Trust"), is a trust organized pursuant to a Declaration of Trust dated as of December 15, 1989 (including any amendments thereto, the "Declaration of Trust"), pursuant to which United States Trust Company of New York, as Trustee, or its successor performs custodial and record keeping services and the Investment Manager and certain account managers appointed by it perform investment management services with respect to the funds (collectively, the "Group Trust Fund") contributed by various employee pension, profit-sharing and stock bonus plans and governmental plans and units (each a "Participating Trust");

          WHEREAS,  the Investment Manager is a "named fiduciary," as defined by
Section 402(a)(2) of the Employee Retirement Income Security Act of 1974, as amended (the "Act"), of each participating plan and Participating Trust for the purpose of appointing account managers of portions of the Group Trust Fund; and

          WHEREAS, the Investment Manager wishes to appoint the Account Manager as such an account manager;

          NOW, THEREFORE, the parties hereby represent and agree as follows:

          1. Appointment of Account Manager. The Investment Manager hereby appoints the Account Manager as "investment manager" in accordance with Section 3(38) of the Act with respect to each Participating Trust and with respect to such portion of the Group Trust Fund as may be designated by the Investment Manager from time to time (the "Account").

          2. Discretionary Authority. The Investment Manager hereby designates the Account Manager as its agent and attorney-in-fact with full power and complete discretion in the investment and reinvestment of the assets of the Account, without prior consultation or approval, except as may be required by law, and subject to the limitations, restrictions, and objectives set forth in the Investment Guidelines and Restrictions attached hereto as Exhibit A. This authority shall include the power to: (a) buy, sell (including short sales), exchange, convert and otherwise trade in any and all publicly traded stocks, bonds,

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options and other  securities as the Account  Manager may deem  advisable and in the best interests of the Group Trust in light of such Investment Guidelines and Restrictions; and (b) place orders for the execution of such securities transactions through such brokers or dealers as the Account Manager may select.

          The Account Manager shall manage the Account in accordance with the requirements and fiduciary standards applicable to it under the Act and any regulations from time to time promulgated thereunder. To the extent that any provision of this Agreement or any written or oral instructions issued in connection with the management of the Account conflicts with any provision of the Act or any such regulation, the provisions of the Act or regulation shall be followed.

          3. Acceptance of Appointment. The Account Manager hereby accepts appointment as an Account Manager of the Group Trust and acknowledges that it is a "fiduciary" as defined in the Act with respect to the Group Trust and each participating plan and each Participating Trust.

          4. Procedures with Respect to Securities. All transactions, purchases and sales of securities by the Account Manager with respect to the Account shall be consummated by payment to or delivery by the Trustee or its agent of the cash or securities or other property due to or from the Group Trust. Instructions of the Account Manager with respect to the Group Trust shall be made to the Trustee in writing (including facsimile transmission) or orally and confirmed in writing (including facsimile transmission) as soon as practicable thereafter, with a copy to the Investment Manager. The Account Manager shall instruct all brokers executing orders with respect to the Account to forward to the Investment Manager copies of all brokerage confirmations promptly after execution of all such transactions.

          5. Fees. The compensation of the Account Manager for its services rendered hereunder shall be calculated in accordance with the Schedule of Fees attached hereto as Exhibit B and shall be based upon the valuation of the Account by the Trustee on the Valuation Date immediately preceding the calendar quarter for which such fees are paid. To determine the valuation of the Account each security therein shall be valued in accordance with the valuation rules set forth in the Declaration of Trust.

          The Trustee shall pay the Account Manager's quarterly fee from the Group Trust's assets, in advance as instructed by the Investment Manager, in an amount based on the valuation of the Account on the Valuation Date immediately preceding such quarter. In the event that the Group Trust first deposits funds or securities in the Account on a date which is not the last day of a calendar quarter, the fee for the first quarterly period shall be based on the estimated valuation of the Account on such date, and shall be prorated based on the number of days remaining

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in such quarterly  period. In the event that the Investment  Manager  terminates this Agreement with the Account Manager at any time other than the last business day of a quarterly period, the fee for that quarterly period shall be prorated based on the number of days elapsed in said quarterly period, and the Account Manager shall refund any amount due the Group Trust within ten (10) days after the date of termination, subject to Section 10 of this Agreement.

          6. Dividends and Account Reports. Dividends and other income or distributions on or with respect to any of the assets of the Account shall be credited to the Account and reinvested by the Account Manager in accordance with this Agreement. The Account Manager shall maintain complete records of income and principal of the Account and shall furnish the Investment Manager, within ten (10) days after the last business day of each calendar quarter, with quarterly written statements of the Account and valuations of the assets of the Account as of the last business day of each quarter, and such other reports as the Investment Manager shall reasonably request.

          7. Services to Other Clients. The Investment Manager understands and agrees that the Account Manager, its directors, officers, employees, affiliates or agents may perform investment advisory and investment management services for various clients other than the Group Trust. The Investment Manager agrees that the Account Manager, its directors, officers, employees, affiliates or agents may give advice and take action in the performance of its duties with respect to any of its other clients which may differ from advice given, or the timing or nature of action taken, with respect to the Account. Nothing in this Agreement shall be deemed to impose upon the Account Manager any obligation to purchase or sell or to recommend for purchase or sale for the Account any security or other property which the Account Manager or its respective affiliates may purchase or sell for its own account or for the account of any other client, if in its sole discretion the Account Manager, for any reason, considers it undesirable or impractical to take such action or make such recommendation for the Account, and further, nothing in this Agreement shall restrict the ability of the Account Manager, its directors, officers, employees, affiliates or agents to engage in any such transactions, notwithstanding the fact that the Account Manager may have or may take a similar position of any kind for the Account or otherwise.

          8. Liability. Neither the Account Manager nor any of its officers, directors, employees, or agents shall be liable for any actions performed or omitted, or for any loss, resulting from the exercise of its professional judgment in carrying out its obligations under this Agreement (including, without limitation, any damage, loss or expense arising from any choice of investments by the Account Manager); provided that the Account Manager shall remain responsible for its gross negligence, willful malfeasance or violation of applicable law. The parties

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acknowledge  that  the  Act  imposes   responsibilities  on  persons  acting  as
fiduciaries thereunder, and agree that nothing herein shall in any way constitute a waiver or limitation of any rights which the Group Trust or others may have under the Act.

          9. Voting and Exercise of Rights. The Account Manager shall have the power to vote, either in person or by proxy, tender and take all actions incident to the ownership of all securities in which assets of the Account may be invested from time to time. The Account Manager shall further have the power to act in all matters with respect to the assets in the Account, including, without limitation, to tender, exchange and convert securities and exercise rights related thereto.

          10. Termination. This Agreement may be terminated by either party at any time by giving to the other party written notice at least five (5) days prior to the date on which such termination is to become effective (the "Date of Termination"); provided, however, that the provisions of Sections 5, 8, and 10 hereof shall survive termination of this Agreement and the Trustee shall remain liable for any obligation to pay any fees and expenses arising prior to the date of such termination.

          Promptly following any notice of termination, (i) the Account Manager shall not be required to carry out any investment transactions following the effective Date of Termination, and (ii) termination of this Agreement by the Investment Manager shall not have any effect with respect to any transaction carried out by the Account Manager hereunder (whether or not such transaction has settled) prior to the date the Account Manager shall have received actual notice of termination.

          11. Representations by the Investment Manager. The Investment Manager represents and warrants:

            (a) The terms hereof do not violate any obligation by which it is bound, whether arising by contract, operation of law or otherwise, and that it has the power, capacity and authority to enter into this Agreement and to perform in accordance herewith, and this Agreement constitutes a valid and binding obligation enforceable in accordance with its terms.


            (b) This Agreement constitutes an arms-length agreement between the Investment Manager and the Account Manager.


            (c) The retention of the Manager by the Investment Manager as investment manager with respect to the investment of all assets held in the Account is authorized by the governing documents of the Group Trust.

            (d) The representations and warranties herein shall be continuing during the term of this Agreement, and if at any time during the term of this Agreement any event has occurred which would make any of the foregoing representations and warranties untrue or inaccurate in any material respect, the Investment Manager will promptly notify the Account Manager of such event and the parties related thereto.


              12. Representations of Account Manager. The Account Manager represents and warrants:


              (a) It is registered as an investment adviser under the Investment Adviser Act of 1940, as amended, and appropriate state registration laws; that the terms hereof do not violate any obligation by which it is bound, whether arising by contract, operation of law or otherwise; and that it has the power, capacity and authority to enter into this Agreement and to perform in accordance herewith, and this Agreement constitutes a valid and binding obligation enforceable in accordance with its terms.



              (b) This Agreement constitutes an arms-length agreement between the Investment Manager and the Account Manager.



              (c) The representations and warranties herein shall be continuing during the term of this Agreement, and if at any time during the term of this Agreement any event has occurred which would make any of the foregoing representations and warranties untrue or inaccurate in any material respect, the Account Manager will promptly notify the Investment Manager of such event and the parties related thereto.



               13. Confidential Relationship. The parties agree that all information and advice provided by either party to the other or the Trustee hereunder and under the Declaration of Trust shall be treated as confidential and shall not be disclosed to third parties (other than the Investment Manager and the Trustee) except as required by law or to effectively perform its obligations and duties under this Agreement.

               14. Disclosure Report. The Investment Manager acknowledges that it has received from the Account Manager, at least three days prior to the date hereof, a copy of Part II of the Account Manager's Form ADV.


               15. Fiduciary Status; Bond. The Account Manager acknowledges that it is a fiduciary under the Act, and during the term of this Agreement shall maintain a fidelity bond for the protection of the Group Trust to the extent required by the Act (except to the extent the Account Manager is included in such bonds maintained by one or more Participating Trusts from time to time for the benefit of fiduciaries under the
Act).

               16. Notices. All notices specified herein shall be deemed duly given if transmitted by a party in writing by first class mail to the other party at the address set forth below, or at such other address as shall be specified by the other party in a notice duly given. All notices given hereunder shall be deemed delivered upon receipt.

               17. Amendment and Assignment. This Agreement may not be amended without the prior written consent of both parties, and may not be assigned by either party without the prior written consent of the other. The parties understand that the Trustee intends to apply to the Internal Revenue Service for a ruling on the tax status of the Group Trust and agree to make such amendments to this Agreement as may be required as a condition of any such ruling.

               18. Waivers. A waiver by either party of a breach of any provision of this Agreement shall not constitute a waiver of any subsequent breach of such provision or of any other provision hereof. Failure of either party to enforce at any time or from time to time any provision of this Agreement shall not be construed as a waiver thereof.

               19. Attorneys' Fees. The prevailing party in any action brought by either party hereto to enforce its rights under this Agreement shall be entitled to recover all costs and expenses (including reasonable attorneys' fees) incurred in prosecuting or defending such action.

               20.   Governing  Law.  This  Agreement   shall  be  construed  in
accordance with the laws of the State of New York, except as otherwise required by the Act or the Investment Advisers Act of 1940, as amended.

               21. Prohibited Transaction Class Exemption 86-128. The Investment Manager hereby acknowledges that it is independent of the Account Manager, and authorizes the Account Manager to engage in "covered transactions" (as that term is defined in Prohibited Transaction Class Exemption 86-128). The Account Manager acknowledges that the authorization provided by this section is terminable at will by the Investment Manager upon receipt by the Account Manager of the form of written notice attached hereto as Exhibit C. The Account Manager agrees to adhere to the requirements of Prohibited Transaction Class Exemption 86-128 with respect to all covered transactions.

               22. Independent Contractor. The Account Manager shall for all purposes of this Agreement be deemed to be an independent contractor and not an employee or agent of the Investment Manager.

               23. Additional Disclosures. Reference is made to Exhibit D attached hereto. The Investment Manager and the Trustee do hereby acknowledge and agree that they have reviewed and understand the disclosures set forth in Exhibit D. The parties agree that the terms of such disclosure are incorporated herein by reference.

                                          LOW-BEER ADVISORY SERVICES, INC.



                                          By: Anthony Low-Beer

                                          Title: President

                                          Address: 100 Park Avenue
                                                   New York, New York  10017
                                                   (212) 686-0021


                                          COLLINS ASSOCIATES



                                          By:      You Wah Hong

                                          Address: 840 Newport Center Drive
                                                   Suite 660
                                                   Newport Beach, CA  92660
                                                   (714) 644-5771

                                    EXHIBIT A




                             COLLINS GROUP TRUST III

                     INVESTMENT OBJECTIVES AND RESTRICTIONS

Performance Goal
- ----------------

To outperform the S&P 500 Index by four percentage points per year compounded (net of fees) over a full market cycle.

Restrictions
- ------------

An Account Manager shall not:

         1. Hold more than 50% of the Group Trust assets managed by it (at market value) in any one industry, without prior written approval of Collins Associates.

         2. Hold more than 25% of the Group Trust assets managed by it (at market value) in the securities of any one company, without prior written approval of Collins Associates.

         3. Hold more than 20% of the Group Trust assets managed by it (at market value) in foreign securities or American Depository Receipts, without prior written approval of Collins Associates.

         4. Hold in the Group Trust account and all other accounts managed by it more than 5% of the outstanding shares of any one company unless it has notified Collins Associates by copy of a 13-D or 13-G filing with the Securities and Exchange Commission.

         5.    Make direct investments in commodities or real estate.

         6. Invest in "restricted" (investment letter) stock without prior approval of Collins Associates.

                                    EXHIBIT B




                            ACCOUNT MANAGER AGREEMENT

                        LOW-BEER ADVISORY SERVICES, INC.

                                  FEE SCHEDULE

          The trust shall pay to the Account Manager, Low-Beer Advisory Services, Inc., an annual management fee, as follows:



              (1) The Account Manager shall receive a basic annual management fee at the annual rate of 50 basis points of the average valuation of the Account, payable quarterly in advance as specified in Section 5.

              (2) Notwithstanding any other provision of this Agreement to the contrary, an additional fee shall be payable in arrears, within 30 days after the end of each twelve-month period commencing on the date of the initial Contribution hereunder (as such term is hereafter defined), in an amount equal to the excess, if any, of (a) the amount of the annual incentive management fee specified in paragraph (3) for such period, over (b) the amount of the basic annual management fee specified in paragraph (1) for such period.

              (3) The annual incentive management fee with respect to each portion of the Group Trust Fund as may be designated from time to time for inclusion in the Account (each a "Contribution") shall be payable if the Actual Performance of the Contribution for such annual period is more favorable than the Target Performance of the Contribution for such annual period. For the purposes hereof: (a) the "Actual Performance" of a Contribution for an annual period means the change in the valuation of the Contribution during such annual period, and (b) the "Target Performance" of a Contribution for an annual period means an amount equal to the product of the valuation of the Contribution at the start of the period and a percentage equal to 50 basis points plus the change in the Standard & Poor's 500 Stock Price Index (including dividends) for such period.


The amount of the incentive management fee for any annual period with respect to a Contribution shall be 30% of the amount, if any, by which the Actual Performance of the Contribution for such Annual Period is more favorable than the Target Performance of the Contribution for such annual period; provided, however, that no incentive fee shall be payable with respect to a Contribution for any period to the extent that such payment would cause the

Actual Performance of the Contribution for such period to be less favorable than the Target Performance of the Contribution for such period; and provided further, that no incentive fee shall be payable with respect to a Contribution for any period unless the cumulative Actual Performance of the Contribution since the date of the Contribution, after deduction of all incentive management fees, has been more favorable than the cumulative Target Performance of the Contribution since the date of the Contribution.

Notwithstanding any other provision of this Agreement to the contrary, the annual incentive management fee with respect to a Contribution, if any, shall be payable in arrears, within 30 days after the end of each twelve-month period commencing on the date of the initial Contribution hereunder (the "Anniversary Date"); provided, however, that no annual incentive management fee will be payable with respect to any portion of a Contribution withdrawn within twelve months after the date of the Contribution; and provided further that, for any subsequent Contribution made on a date other than an Anniversary Date, the initial incentive management fee, if any, shall be payable within 30 days after the next Anniversary Date to occur which is at least twelve months after the date of such subsequent Contribution, and all subsequent incentive management fees shall be payable within 30 days after the end of each subsequent Anniversary Date.

Upon withdrawal from the Account of any portion of a Contribution at any time which is not an Anniversary Date, the annual incentive management fee with respect to such withdrawn portion for the year of withdrawal, if any, shall be the excess of (i) the incentive fee that would have been payable with respect to such portion pursuant to the preceding paragraph if calculated for the period beginning on the first day of the last twelve-month period for which such fee was determined and ending on the date of withdrawal, over (ii) the annual incentive management fee, if any, payable with respect to such portion for such preceding twelve-month period. For purposes of this paragraph, funds shall be deemed withdrawn from the Account in the order in which they were contributed to the Account.

                                    EXHIBIT C



                            ACCOUNT MANAGER AGREEMENT

                        LOW-BEER ADVISORY SERVICES, INC.



Anthony B. Low-Beer
Low-Beer Advisory Services, Inc.
Spring Valley Road
Ossining, NY  10562

Dear Tony:

We have engaged you as an investment manager pursuant to an Investment Management Agreement, dated December 31, 1992. Pursuant to that agreement or our Authorization Letter dated December 31, 1992, we authorized you to engage in brokerage transactions on our behalf in compliance with Department of Labor Prohibited Transaction Class Exemption 86-128.

We have decided to terminate such brokerage transaction authorization, effective on your receipt of this notice. This termination does not terminate the Investment Management Agreement referred to herein.

Dated: ____________



                                      COLLINS GROUP TRUST III



                                      By:  You Wah Hong
                                           Authorizing Fiduciary


INSTRUCTIONS:

1. An employee benefit plan may terminate at any time, without penalty, its authorization permitting an investment adviser to effect brokerage transactions. To do so, date, sign and return this form to Anthony B.
Low-Beer at the address noted above.

2. Unless and until this Notice is completed and returned to Low-Beer Advisory Services, Inc., Low-Beer Advisory Services, Inc.'s authorization to effect brokerage transactions on behalf of the Collins Group Trust III will be in effect.